UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

SharpSpring, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

550 SW 2nd Avenue, Gainesville, FL	32601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2010 Employee Stock Plan

At the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of SharpSpring, Inc. (the “Company”) held on Wednesday, June 13, 2018, the Company’s stockholders approved amendments to the Company’s 2010 Employee Stock Plan (the “Plan”) to increase the number of shares of common stock available for future issuance under the Plan from 1,950,000 to 2,600,000 and to provide for certain other amendments. The Company’s Board of Directors and Compensation Committee of the Board of Directors previously approved the amendments to the Plan, subject to stockholder approval. The Company’s executive officers are eligible to participate in the Plan. A summary of the Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 1, 2017. A copy of the amendment to the Plan is filed with the definitive proxy statement.

Item 5.07
Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of SharpSpring, Inc. (the “Company”) was held on Wednesday, June 13, 2018. As of the close of business on May 1, 2018, the Company had outstanding 8,453,655 shares of common stock, of which 6,115,368 shares were represented at the meeting by proxy and in person; accordingly, a quorum was constituted. The matters voted upon and the final results of the voting were as follows:

Proposal 1: Election of Directors

The following persons were elected to the Board of Directors to serve until the 2018 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

	Votes	Votes	Broker
Name	For	Withheld	Non-votes
Steven A. Huey	3,116,245	0	2,998,937
Richard Carlson	3,116,245	0	2,998,937
David A. Buckel	3,116,245	0	2,998,937
Marietta Davis	3,116,245	0	2,998,937
Daniel C. Allen	3,116,145	100	2,998,937

Proposal 2: Ratify Cherry Bekaert LLP as the Company’s Independent Registered Public Accounting Firm

The following votes were cast with respect to Proposal 2. The proposal was approved.

			Broker
For	Against	Abstain	Non-votes
6,107,169	4,000	4,199	0

Proposal 3: Approve the issuance of shares of the Company’s common stock upon conversion of a Convertible Promissory Note pursuant to NASDAQ Listing Rule 5635(b)

The following votes were cast with respect to Proposal 3. The proposal was approved.

			Broker
For	Against	Abstain	Non-votes
3,074,190	39,621	2,620	2,998,937

Proposal 4: Approve the issuance of up to 3,646,519 shares of the Company’s common stock at the election of the Company upon the maturity of Convertible Promissory Notes pursuant to NASDAQ Listing Rule 5635(d)

The following votes were cast with respect to Proposal 4. The proposal was approved.

			Broker
For	Against	Abstain	Non-votes
2,870,029	39,835	206,567	2,998,937

Proposal 5: Approve the amendments to the Company’s 2010 Employee Stock Plan

The following votes were cast with respect to Proposal 5. The proposal was approved.

			Broker
For	Against	Abstain	Non-votes
2,962,168	146,356	7,907	2,998,937

Proposal 6: Advisory vote to approve named executive officer compensation

The following votes were cast with respect to Proposal 6. The proposal was approved.

			Broker
For	Against	Abstain	Non-votes
3,072,964	35,825	7,642	2,998,937

Proposal 7: Advisory vote to approve the frequency of future advisory votes to approve named executive officer compensation

The following votes were cast with respect to Proposal 7. The frequency of once every three years was approved.  In light of this vote, the Company will include a shareholder vote on the compensation of executives in its proxy materials once every three years.

				Broker
1 Year	2 Years	3 Years	Abstain	Non-votes
1,006,895	7,367	2,091,589	10,580	2,998,937

Item 8.01 Other Events.

Designation of Executive Officers for Section 16 Purposes

On June 18, 2018 the Company’s Board of Directors evaluated the designations of its current executive officers (as that term is defined under Rule 3b-7 under the Exchange Act) and designated the following persons as the sole "executive officers" of the Company:

Name	Office
Richard Carlson	Chief Executive Officer; President; Secretary
Edward S. Lawton	Chief Financial Officer
Travis Whitton	Chief Technology Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: June 18, 2018	By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer